James River Coal Company Reports Third Quarter 2012 Operating Results

-- Maintaining a Strong Balance Sheet with Available Liquidity of $172 Million

-- Through October 12, 2012, Repurchased $61.4 Million Principal Amount of Debt for $23.9 Million (Average of $0.39 on the Dollar)

-- Conference Call Slides Posted to Company Website

RICHMOND, Va., Nov. 7, 2012 /PRNewswire/ -- James River Coal Company (NASDAQ: JRCC), today announced that it had net loss of $20.6 million or $0.59 per diluted share for the third quarter of 2012 and net loss of $62.0 million or $1.78 per diluted share for the nine months ended September 30, 2012. Included in the third quarter results is a gain of $22.2 million from the repurchase of outstanding notes in open market purchases. The 2012 results are compared to net loss of $3.7 million or $.11 per diluted share for the third quarter of 2011 and net loss of $10.5 million or $0.33 per diluted share for the nine months ended September 30, 2011.

Peter T. Socha, Chairman and Chief Executive Officer commented: "We are very pleased to have the uncertainty of the U.S. presidential election behind us. We believe that this issue caused a temporary slowdown in economic growth both in the United States and globally. The slowdown in growth, combined with warm weather last winter, has contributed to an unusually weak market for thermal and metallurgical coal. Hopefully, this condition will be corrected shortly.

"Despite the soft coal markets, we continue to be pleased with the performance of our mine operations team. They made a series of adjustments to their operating plans in response to the current markets. In the financial area, we decided to take the opportunity to reduce our debt at very advantageous market prices due to external events. We believe that we were able to successfully balance our desire for a strong and liquid balance sheet with a window of opportunity that was available to us."

FINANCIAL RESULTS

The following tables show selected operating results for the quarter and nine months ended September 30, 2012 compared to the quarter and nine months ended September 30, 2011 (in 000's except per ton amounts).

Total Results	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	2,229		2,816		7,571		7,578
Coal purchased from other sources (tons)	631		284		1,428		896
Total coal available to ship (tons)	2,860		3,100		8,999		8,474

Coal shipments (tons)	3,164		3,163		9,125		8,497
Coal sales revenue	$ 264,633	83.64	$ 291,575	92.18	$ 804,024	88.11	$ 783,612	92.22
Freight and handling revenue	23,469	7.42	12,283	3.88	63,421	6.95	36,865	4.34
Cost of coal sold	244,365	77.23	245,240	77.53	705,568	77.32	642,167	75.58
Freight and handling costs	23,469	7.42	12,283	3.88	63,421	6.95	36,865	4.34
Depreciation, depletion, & amortization	35,518	11.23	31,234	9.87	98,152	10.76	75,479	8.88
Gross profit (loss)	(15,250)	(4.82)	15,101	4.77	304	0.03	65,966	7.76
Selling, general & administrative	14,672	4.64	16,344	5.17	45,504	4.99	40,525	4.77
Acquisition costs	-		-		-		8,504

Adjusted EBITDA plus acquisition costs (1)	$ 7,556	2.39	$ 32,265	10.20	$ 59,638	6.54	$ 110,416	12.99

(1)	Adjusted EBITDA plus acquisition costs is defined under "Reconciliation of Non-GAAP Measures" in this release.
Adjusted EBITDA is used to determine compliance with financial covenants in our revolving credit facility.

Segment Results	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
CAPP	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	1,607		2,225		5,784		5,703
Coal purchased from other sources (tons)	631		284		1,428		896
Total coal available to ship (tons)	2,238		2,509		7,212		6,599
Coal shipments (tons)
Steam (tons)	1,540		1,983		4,716		5,257
Metallurgical (tons)	1,007		582		2,632		1,343
Total Shipments (tons)	2,547		2,565		7,348		6,600
Coal sales revenue
Steam	$ 122,116	79.30	$ 174,325	87.91	$ 391,211	82.95	$ 477,742	90.88
Metallurgical	115,104	114.30	90,434	155.38	333,859	126.85	225,078	167.59
Total coal sales revenue	237,220	93.14	264,759	103.22	725,070	98.68	702,820	106.49
Freight and handling revenue	23,105	9.07	11,757	4.58	61,575	8.38	35,073	5.31
Cost of coal sold	$ 221,961	87.15	$ 221,482	86.35	$ 638,266	86.86	$ 570,975	86.51
Freight and handling costs	23,105	9.07	11,757	4.58	61,575	8.38	35,073	5.31

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
Midwest	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	622		591		1,787		1,875
Coal purchased from other sources (tons)	-		-		-		-
Total coal available to ship (tons)	622		591		1,787		1,875
Coal shipments (tons)	617		598		1,777		1,897
Coal sales revenue	$ 27,413	44.43	$ 26,816	44.84	$ 78,954	44.43	$ 80,792	42.59
Freight and handling revenue	364	0.59	526	0.88	1,846	1.04	1,792	0.94
Cost of coal sold	$ 22,404	36.31	$ 23,758	39.73	$ 67,302	37.87	$ 71,192	37.53
Freight and handling costs	364	0.59	526	0.88	1,846	1.04	1,792	0.94

LIQUIDITY AND CASH FLOW

As of September 30, 2012, the Company had available liquidity of $171.7 million calculated as follows (in millions):

Unrestricted Cash	$151.4
Availability under the Revolver	81.2
Letters of Credit Issued under the Revolver	(60.9)

Available Liquidity	$171.7

Restricted Cash	$29.6

Capital expenditures for the third quarter were $20.6 million and $66.5 million for the nine months ended September 30, 2012.

During the third quarter of 2012, the Company repurchased $53.7 million of its outstanding debt, consisting of $5.0 million principal amount of the 2019 Senior Notes, $19.9 million principal amount of the 2018 Convertible Senior Notes and $28.8 million principal amount of the 2015 Convertible Senior Notes. The debt repurchases were made at a cost of $20.9 million, plus accrued interest of $0.8 million, in open market purchases. The repurchases resulted in a gain of $22.2 million, which includes the write-off of $0.9 million of financing costs. Additionally, in October 2012, the Company repurchased an additional $7.7 million its outstanding debt at a cost of $2.9 million, in open market purchases, consisting of $5.2 million principal amount of the 2018 Convertible Senior Notes and $2.5 million principal amount of the 2015 Convertible Senior Notes.

SALES POSITION

As of November 6, 2012, we had the following agreements to ship coal at a fixed and known price (in 000's except per ton amounts):

	2013 Priced
	As of August 8, 2012		As of November 6, 2012		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (1)	1,337	$ 79.32	3,405	$ 74.04	2,068	$ 70.63
Midwest (2)	2,140	$ 45.35	2,342	$ 45.25	202	$ 44.19

	2014 Priced
	As of August 8, 2012		As of November 6, 2012		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (1)	300	$ 75.75	300	$ 75.75	-	$ -
Midwest (2)(3)	700	$ 49.00	900	$ 47.64	200	$ 42.88

(1) Priced tons in CAPP in 2013 do not include approximately 1,100,000 tons of met coal that have been sold but not yet priced.
(2) The prices for the Midwest are minimum base price amounts adjusted for projected fuel escalators.
(3) 200,000 tons of 2012 coal moved to 2014.

CONFERENCE CALL, WEBCAST AND REPLAY: The Company will hold a conference call with management to discuss the quarterly earnings November 7, 2012 at 11:00 a.m. Eastern Time. The conference call can be accessed by dialing 877-340-2553, or through the James River Coal Company website at http://www.jamesrivercoal.com/. International callers, please dial 678-224-7860. A replay of the conference call will be available on the Company's website.

James River Coal Company is one of the leading coal producers in Central Appalachia and the Illinois Basin. The company sells metallurgical, bituminous steam and industrial-grade coal to electric utility companies and industrial customers both domestically and internationally. The Company's operations are managed through eight operating subsidiaries located throughout eastern Kentucky, southern West Virginia and southern Indiana. Additional information about James River Coal can be found at its web site www.jamesrivercoal.com

FORWARD-LOOKING STATEMENTS: Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future sales and contracting activity, and projected fuel escalators. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business; our ability to successfully integrate International Resource Partners LP and its related entities (IRP); governmental policies, regulatory actions and court decisions affecting the coal industry or our customers' coal usage; legal and administrative proceedings, settlements, investigations and claims; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage; our production capabilities; availability of transportation; our ability to timely obtain necessary supplies and equipment; market demand for coal, electricity and steel; competition; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Balance Sheets (in thousands, except share data)

	September 30, 2012	December 31, 2011
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$151,435	199,711
Trade receivables	95,318	107,557
Inventories:
Coal	37,268	52,717
Materials and supplies	17,754	17,800
Total inventories	55,022	70,517
Prepaid royalties	8,371	8,465
Other current assets	12,315	11,461
Total current assets	322,461	397,711
Property, plant, and equipment, net	877,203	909,294
Goodwill	26,492	26,492
Restricted cash and short term investments	29,624	29,510
Other assets	33,442	41,575
Total assets	$1,289,222	1,404,582

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$75,755	110,557
Accrued salaries, wages, and employee benefits	15,304	12,996
Workers' compensation benefits	9,200	9,200
Black lung benefits	2,512	2,512
Accrued taxes	6,594	7,563
Other current liabilities	27,055	27,861
Total current liabilities	136,420	170,689
Long-term debt, less current maturities	549,070	582,193
Other liabilities:
Noncurrent portion of workers' compensation benefits	64,110	60,721
Noncurrent portion of black lung benefits	58,590	56,152
Pension obligations	26,461	29,121
Asset retirement obligations	100,105	94,654
Other	12,592	14,390
Total other liabilities	261,858	255,038
Total liabilities	947,348	1,007,920
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding
35,887,611 and 35,671,953 shares as of September 30, 2012 and December 31, 2011	359	357
Paid-in-capital	544,881	541,362
Accumulated deficit	(159,656)	(97,682)
Accumulated other comprehensive loss	(43,710)	(47,375)
Total shareholders' equity	341,874	396,662
Total liabilities and shareholders' equity	$1,289,222	1,404,582

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Statements of Operations (in thousands, except per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues
Coal sales revenue	$264,633	291,575	804,024	783,612
Freight and handling revenue	23,469	12,283	63,421	36,865
Total revenue	288,102	303,858	867,445	820,477
Cost of sales:
Cost of coal sold	244,365	245,240	705,568	642,167
Freight and handling costs	23,469	12,283	63,421	36,865
Depreciation, depletion, and amortization	35,518	31,234	98,152	75,479
Total cost of sales	303,352	288,757	867,141	754,511
Gross profit (loss)	(15,250)	15,101	304	65,966
Selling, general and administrative expenses	14,672	16,344	45,504	40,525
Acquisition costs	-	-	-	8,504
Total operating income (loss)	(29,922)	(1,243)	(45,200)	16,937
Interest expense	13,200	13,215	40,112	36,673
Interest income	(217)	(173)	(602)	(356)
(Gain) loss on debt transactions	(22,231)	-	(22,231)	740
Miscellaneous income, net	(147)	(271)	(580)	(573)
Total other (income) expense, net	(9,395)	12,771	16,699	36,484
Net loss before income taxes	(20,527)	(14,014)	(61,899)	(19,547)
Income tax expense (benefit)	25	(10,282)	75	(9,000)
Net loss	$(20,552)	(3,732)	(61,974)	(10,547)
Earnings (loss) per common share
Basic earnings (loss) per common share	$(0.59)	(0.11)	(1.78)	(0.33)
Diluted earnings (loss) per common share	$(0.59)	(0.11)	(1.78)	(0.33)

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Nine Months Ended
	September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(61,974)	(10,547)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion, and amortization	98,152	75,479
Accretion of asset retirement obligations	3,948	3,215
Amortization of debt discount and issue costs	12,914	10,479
Stock-based compensation	3,808	3,948
Deferred income tax benefit	-	(10,026)
Gain on sale or disposal of property, plant and equipment	(121)	-
(Gain) loss on debt transactions	(22,231)	740
Changes in operating assets and liabilities:
Receivables	12,239	93,449
Inventories	16,084	(1,294)
Prepaid royalties and other current assets	(760)	3,972
Restricted cash	(114)	(6,010)
Other assets	5,202	(2,808)
Accounts payable	(34,802)	(44,431)
Accrued salaries, wages, and employee benefits	2,308	3,851
Accrued taxes	(1,256)	(525)
Other current liabilities	(1,014)	9,594
Workers' compensation benefits	3,389	2,960
Black lung benefits	3,596	2,640
Pension obligations	(153)	(1,335)
Asset retirement obligations	(495)	(3,807)
Other liabilities	(224)	(149)
Net cash provided by operating activities	38,496	129,395
Cash flows from investing activities:
Additions to property, plant, and equipment	(66,466)	(95,118)
Payment for acquisition, net of cash acquired	-	(515,962)
Proceeds from sale of property, plant and equipment	610	-
Net cash used in investing activities	(65,856)	(611,080)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	-	505,000
Repayment of long-term debt	(20,916)	(150,000)
Net proceeds from issuance of common stock	-	170,545
Debt issuance costs	-	(15,668)
Net cash (used in) provided by financing activities	(20,916)	509,877
Increase (decrease) in cash	(48,276)	28,192
Cash and cash equivalents at beginning of period	199,711	180,376
Cash and cash equivalents at end of period	$151,435	208,568

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Reconciliation of Non GAAP Measures (in thousands) (unaudited)

EBITDA is used by management to measure operating performance. We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance. We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates. In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is defined as EBITDA as further adjusted for certain cash and non-cash charges as specified in our revolving credit facility and is used in several of the covenants in that facility. Adjusted EBITDA plus acquisition costs further adjusts Adjusted EBITDA to add back certain non-recurring costs incurred in connection with the IRP acquisition that may not reflect the trend of future results. We believe that Adjusted EBITDA plus acquisition cost presents a useful measure of our ability to service and incur debt on an ongoing basis.

EBITDA, Adjusted EBITDA, Adjusted EBITDA plus acquisition costs are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity. Because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA, Adjusted EBITDA plus acquisition costs may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA, Adjusted EBITDA, Adjusted EBITDA plus acquisition costs are not intended to be a measure of free cash flow for management's discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.

	Three Months Ended		Nine Months Ended
	September 30	September 30	September 30	September 30
	2012	2011	2012	2011

Net income (loss)	$(20,552)	(3,732)	(61,974)	(10,547)
Income tax expense	25	(10,282)	75	(9,000)
Interest expense	13,200	13,215	40,112	36,673
Interest income	(217)	(173)	(602)	(356)
Depreciation, depletion, and amortization	35,518	31,234	98,152	75,479
EBITDA (before adjustments)	$27,974	30,262	75,763	92,249
Other adjustments specified
in our current debt agreement
Direct acquisition costs	-	-	-	8,504
(Gain) loss on debt transactions	(22,231)	-	(22,231)	740
Other	1,813	2,003	6,106	6,174
Adjusted EBITDA	$7,556	32,265	59,638	107,667
Write-up of IRP inventory	-	-	-	2,749
Adjusted EBITDA plus acquisition costs	$7,556	32,265	59,638	110,416

CONTACT:	James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000